Exhibit 99.B(h)(6)(a)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

BETWEEN

DELAWARE VIP TRUST

DELAWARE MANAGEMENT COMPANY

DELAWARE DISTRIBUTORS, L.P.

AND

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

This Amendment is made this 1st day of March 2022, by and between Delaware VIP Trust (the “Trust”), Delaware Management Company, a series of Macquarie Investment Management Business Trust (the “Adviser”), Delaware Distributors, L.P. (the “Distributor”) and The Lincoln National Life Insurance Company (the “Company”).

WITNESSETH:

WHEREAS, the Trust, the Adviser, the Distributor and the Company entered into a Fund Participation Agreement dated May 1, 1996 (the “Agreement”); and

WHEREAS, the parties have agreed to amend the Agreement to revise the list of variable annuity products and variable life policies investing in the funds on Schedule 2; and

WHEREAS, the parties have agreed to incorporate a new schedule to the Agreement setting forth the list of funds available to the variable annuity products and variable life policies; and

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1.                                      Schedule 2 of the Agreement is amended and replaced with the attached Schedule 2.

2.                                      A new Schedule 4 setting forth the Funds available to variable annuity products and variable life policies is hereby added to the Agreement in the form annexed hereto.

3.                                      Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY		DELAWARE VIP TRUST

By:	/s/ Benjamin Richer	By:	/s/ Daniel Geatens
Name:	Benjamin Richer	Name:	Daniel Geatens
Title:	Sr. Vice President	Title:	Head, US Fund Administration

DELAWARE DISTRIBUTORS, L.P.		DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust

By:	/s/ Brett Wright	By:	/s/ David Brenner
Name:	Brett Wright	Name:	David Brenner
Title:	President	Title:	Senior Vice President

Schedule 2

Variable Annuity Contracts and Variable Life Insurance Policies

Supported by Separate Accounts

As of March 1, 2022

Variable Annuity Contracts

Multi Fund® Individual Variable Annuity Contract (Registered and non-registered)

Multi Fund® 5 Individual Variable Annuity Contract

Multi Fund® 5 Retirement Annuity Contract

Multi Fund® Select Individual Variable Annuity Contract

Multi Fund® Variable Life Insurance Policy

Multi Fund® Group Variable Annuity Contract

Lincoln ChoicePlus Variable Annuity Contract

Lincoln ChoicePlus Access Variable Annuity Contract

Lincoln ChoicePlus Bonus Variable Annuity Contract
Lincoln ChoicePlus II Variable Annuity Contract

Lincoln ChoicePlus II Access Variable Annuity Contract

Lincoln ChoicePlus II Bonus Variable Annuity Contract

Lincoln ChoicePlus II Advance Variable Annuity Contract

Lincoln ChoicePlus Assurance (A Share/Class)

Lincoln ChoicePlus Assurance (B Share)

Lincoln ChoicePlus Assurance (B Class)

Lincoln ChoicePlus Assurance (C Share)

Lincoln ChoicePlus Assurance (L Share)

Lincoln ChoicePlus Assurance (Bonus)

Lincoln ChoicePlus Assurance (Prime)

Lincoln ChoicePlus Assurance (Series)

Lincoln ChoicePlus Design

Lincoln ChoicePlus Fusion

Lincoln ChoicePlus Momentum Income Option

Lincoln ChoicePlus Rollover

Lincoln ChoicePlus Signature

Lincoln InvestmentSolutions

Lincoln Investor AdvantageSM

Lincoln Investor AdvantageSM Fee-Based

Lincoln Investor AdvantageSM RIA

eAnnuity™ Variable Annuity Contract

Group Variable Annuity (GVA) I, II, III

New Directions Core

New Directions Access

New Directions Access 4

Individual Variable Annuity B Share

Individual Variable Annuity C Share

Lincoln Life Director™

Lincoln American Legacy Retirement Group Variable Annuity

Lincoln LifeGoals Variable Universal Life

Variable Life Insurance Policies

Lincoln VUL I Variable Universal Life Insurance Policy

Lincoln VULDB Variable Universal Life Insurance Policy

Lincoln VULDB II Variable Universal Life Insurance Policy

Lincoln VULDB IV Variable Universal Life Insurance Policy

Lincoln VULCV Variable Universal Life Insurance Policy

Lincoln VULCV II Variable Universal Life Insurance Policy

Lincoln VULFlex Variable Universal Life Insurance Policy

Lincoln VULCV III Variable Universal Life Insurance Policy

Lincoln VULCV IV Variable Universal Life Insurance Policy

Lincoln VULONE Variable Universal Life Insurance Policy

Lincoln VULONE 2005 Variable Universal Life Insurance Policy

Lincoln VULONE  2007 Variable Universal Life Insurance Policy

Lincoln Momentum VULONE Variable Universal Life Insurance Policy

Lincoln Momentum VULONE 2005 Variable Universal Life Insurance Policy

Lincoln Momentum VULONE 2007 Variable Universal Life Insurance Policy

Lincoln Momentum SVULONE Variable Universal Life Insurance Policy

Lincoln Momentum SVULONE  2007 Variable Universal Life Insurance Policy

Lincoln Money Guard Variable Universal Life Policy

Lincoln SVUL Variable Universal Life Insurance Policy

Lincoln SVUL I Variable Universal Life Insurance Policy

Lincoln SVUL II Variable Universal Life Insurance Policy

Lincoln SVUL III Variable Universal Life Insurance Policy

Lincoln SVUL IV Variable Universal Life Insurance Policy

Lincoln SVULONE Variable Universal Life Insurance Policy

Lincoln SVULONE 2007 Variable Universal Life Insurance Policy

Lincoln VULONE 2010

Lincoln CVUL Variable Universal Life Insurance Policy

Lincoln CVUL Series III Variable Universal Life Insurance Policy

Lincoln Corporate Variable 4

Lincoln Corporate Variable 5

Lincoln Corporate Variable Private Solutions

Lincoln Ensemble Accumulator VUL

Lincoln Ensemble Protector VUL

Lincoln Ensemble II VUL

Lincoln Ensemble III

Lincoln Ensemble Exec VUL 2006

Lincoln Ensemble Exec

Lincoln Ensemble SVUL

AssetEdge VUL

AssetEdge SVUL

Lincoln Corporate Commitment Variable Universal Life

Pilot Classic Variable Annuity

Pilot Elite Variable Annuity

Allegiance Variable Annuity

Private Placement Variable Universal Life

Schedule 4

As of March 1, 2022

FUND NUMBER	FUND NAME	CLASS	CUSIP
869	DELAWARE VIP EMERGING MARKETS	Service	246493886
868	DELAWARE VIP EMERGING MARKETS	Standard	246493878
849	DELAWARE VIP EQUITY INCOME	Standard	246493498
847	DELAWARE VIP FUND FOR INCOME	Standard	246493522
851	DELAWARE VIP GROWTH AND INCOME	Standard	246493472
848	DELAWARE VIP GROWTH EQUITY	Standard	246493514
890	DELAWARE VIP INTERNATIONAL	Service	246493373
855	DELAWARE VIP INTERNATIONAL	Standard	246493431
859	DELAWARE VIP INVESTMENT GRADE	Service	246493381
858	DELAWARE VIP INVESTMENT GRADE	Standard	246493399
853	DELAWARE VIP LIMITED DURATION BOND	Standard	246493456
852	DELAWARE VIP OPPORTUNITY	Standard	246493464
885	DELAWARE VIP SMALL CAP VALUE	Service	246493688
884	DELAWARE VIP SMALL CAP VALUE	Standard	246493670
854	DELAWARE VIP SPECIAL SITUATIONS	Standard	246493449
857	DELAWARE VIP TOTAL RETURN	Service	246493415
856	DELAWARE VIP TOTAL RETURN	Standard	246493423